Exhibit (h)(5)
REVISED SCHEDULE A
TO THE MASTER SERVICES AGREEMENT
DATED NOVEMBER 18, 2005
BETWEEN
CITI FUND SERVICES OHIO, INC.
AND STI CLASSIC FUNDS
Funds
Aggressive Growth Stock Fund
All-Cap Quantitative Equity Fund
Classic Institutional Cash Management Money Market Fund
Classic Institutional Municipal Cash Reserve Money Market Fund
Classic Institutional Short-Term Bond Fund
Classic Institutional U.S. Government Securities Money Market Fund
Classic Institutional U.S. Treasury Securities Money Market Fund
Emerging Growth Stock Fund
Georgia Tax-Exempt Bond Fund
High Grade Municipal Bond Fund (formerly Florida Tax-Exempt Bond Fund)
High Income Fund
Intermediate Bond Fund
International Equity Fund
International Equity Index Fund
International Equity 130/30 Fund
Investment Grade Bond Fund
Investment Grade Tax-Exempt Bond Fund
Large Cap Core Equity Fund (formerly Large Cap Relative Value Fund)
Large Cap Growth Stock Fund (formerly Capital Appreciation Fund)
Large Cap Value Equity Fund
Life Vision Aggressive Growth Fund
Life Vision Conservative Fund
Life Vision Growth and Income Fund

Life Vision Moderate Growth Fund
Life Vision Target Date 2015 Fund
Life Vision Target Date 2025 Fund
Life Vision Target Date 2035 Fund
Limited Duration Fund
Limited-Term Federal Mortgage Securities Fund
Maryland Municipal Bond Fund
Mid-Cap Core Equity Fund (formerly Mid-Cap Equity Fund)
Mid-Cap Value Equity Fund
North Carolina Tax-Exempt Bond Fund
Prime Quality Money Market Fund
Real Estate 130/30 Fund
Select Large Cap Growth Stock Fund (formerly Quality Growth Stock Fund)
Seix Floating Rate High Income Fund
Seix High Yield Fund
Short-Term Bond Fund
Short-Term U.S. Treasury Securities Fund
Small Cap Growth Stock Fund
Small Cap Value Equity Fund
Strategic Income Fund
Tax-Exempt Money Market Fund
Total Return Bond Fund
Ultra-Short Bond Fund
U.S. Equity 130/30 Fund
U.S. Government Securities Fund
U.S. Government Securities Money Market Fund
U.S. Government Securities Ultra-Short Bond Fund

U.S. Treasury Money Market Fund
Virginia Intermediate Municipal Bond Fund
Virginia Tax-Free Money Market Fund